Exhibit 99.2

FOR IMMEDIATE RELEASE	Contact:	Chris Donaghey
443-733-1600

KEYW Hires Chris Fedde As Executive Vice President

Experienced Technology Senior Executive to Lead KEYW’s Expanding Commercial Products Business

HANOVER, Md., April 30, 2013 (GLOBE NEWSWIRE) – KEYW Corporation (NASDAQ: KEYW) announced today it has hired Chris Fedde, former President and CEO of SafeNet, Inc., as Executive Vice President to lead KEYW’s expanding commercial products business.

“I am pleased to welcome Chris to the KEYW team and look forward to his valuable insight and guidance as KEYW expands its technology product portfolio for both government and commercial customers,” commented Leonard Moodispaw, CEO and President of KEYW Corporation. “For some time now, we have been describing what we call our ‘horizontal path’ effort which leverages capabilities derived from our work in the Intelligence Community to introduce new products and services for other markets. ‘Project G’ is one example, but we see additional opportunities on the near-term horizon. Adding a high-quality, seasoned technology executive like Chris further demonstrates KEYW’s commitment to our product endeavors, and we look forward to him helping us manage these efforts to maximize our success.”

Chris Fedde is the former President and Chief Executive Officer of SafeNet, Inc., a global leader in data protection. He was named CEO in May 2011, having more than a decade of executive leadership at SafeNet and previously serving as its President and Chief Operating Officer.

During his tenure at SafeNet, he led the rapid and dynamic growth of SafeNet, first as Director of Corporate Product Management and Business Development and then as General Manager of the Enterprise Security Division. Mr. Fedde established the Company's security presence in the U.S. government, and expanded SafeNet’s presence in the worldwide security community. He led the company from sub-$20 million in revenue in 2001 to more than $450 million by 2010, along the way establishing SafeNet as one of the largest independent security technology companies in the world with a strong mix of both commercial and government enterprises. Mr. Fedde positioned SafeNet at the forefront of protecting high value information for companies and governments globally.

“The depth of security technologies at KEYW is extraordinary,” said Mr. Fedde. “The cyber capabilities, such as those designed into ‘Project G,’ are able to defend corporate and government networks alike with unprecedented sophistication. The importance of cyber awareness, and the urgency of attacking the threats inside the network, makes this an exciting time for the company. I’m delighted to add my security solutions experience to this skilled team.”

About KEYW

KEYW provides agile cyber superiority, cybersecurity, and geospatial intelligence solutions for U.S. Government intelligence and defense customers and commercial enterprises. We create our solutions by combining our services and expertise with hardware, software, and proprietary technology to meet our customers' requirements. For more information contact KEYW Corporation, 7740 Milestone Parkway, Suite 400, Hanover, Maryland 21076; Phone 443-733-1600; Fax 443-733-1601; E-mail investors@keywcorp.com; or on the Web at www.keywcorp.com.

Forward-Looking Statements: Statements made in this press release that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to statements about our future expectations, plans and prospects, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “potential,” “opportunities”, and similar expressions. Our actual results, performance or achievements or industry results may differ materially from those expressed or implied in these forward-looking statements. These statements involve numerous risks and uncertainties, including but not limited to those risk factors set forth in our Annual Report on Form 10-K, dated and filed March 12, 2013 with the Securities and Exchange Commission (SEC) as required under the Securities Act of 1934, and other filings that we make with the SEC from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. KEYW is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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